Exhibit 99

Orient-Express Hotels Goldman Sachs June 2008

The world of Orient-Express

Orient-Express Hotels • 41 deluxe Hotels, including:- • Hotel Cipriani, Venice • Hotel Ritz, Madrid • La Residencia Deia, Mallorca • Grand Hotel Europe, St Petersburg • Copacabana Palace, Rio de Janeiro • Mount Nelson Hotel, Cape Town • Maroma Resort & Spa, Riviera Maya • The Observatory Hotel, Sydney • Trains, including:- • Venice Simplon-Orient-Express (Paris-Venice-Istanbul) • Eastern & Oriental Express (Singapore-Bangkok-Chiang Mai) • Hiram Bingham (Cuzco - Machu Picchu) Highly individual deluxe hotels, restaurants, trains and river cruise businesses

Orient-Express Hotels
N. AMERICA
'21' Club, New York
Windsor Court Hotel, Louisiana
Charleston Place, South Carolina
The Inn at Perry Cabin, Maryland
Keswick Hall, Virginia
El Encanto, California
La Samanna, Caribbean
Maroma Resort and Spa, Mexico
Casa Sierra Nevada, Mexico
EUROPE
Hotel Cipriani & Palazzo Vendramin, Italy
Hotel Splendido & Splendido Mare, Italy
Villa San Michele, Italy
Hotel CarusoBelvedere, Italy
Grand Hotel Europe, Russia
The Ritz Madrid, Spain
La Residencia, Spain
Reid's Palace, Portugal
Lapa Palace, Portugal
Le Manoir aux Quat'Saisons, England
Hôtel de la Cité, France
S.E ASIA
The Governor's Residence, Myanmar
La Résidence d'Angkor, Cambodia
La Résidence Phou Vao, Laos
Jimbaran Puri Bal, Bali
Ubud Hanging Gardens, Bali
Napasai, Koh Samui, Thailand
S. AMERICA
Copacabana Palace, Brazil
Hotel das Cataratas, Brazil
Hotel Monasterio, Peru
Miraflores Park Hotel, Peru
Machu Picchu Sanctuary Lodge, Peru
Las Casitas del Colca, Peru'
La Cabaña, Argentina
REST OF THE WORLD
Mount Nelson Hotel, South Africa
The Westcliff, South Africa
Orient-Express Safaris, Botswana
The Observatory Hotel, Australia
Lilianfels Blue Mountains, Australia
Bora Bora Lagoon Resort, South Pacific
ORIENT-EXPRESS HOTELS
TRAINS & CRUISES

• Venice Simplon-Orient-Express, Europe • British Pullman, UK • Northern Belle, UK • Royal Scotsman, UK • Afloat in France • Eastern & Oriental Express, Asia • Road To Mandalay, Myanmar (River Vessel) • Hiram Bingham Train, Peru TRAINS & CRUISES Orient-Express Trains & Cruises

EBITDA Growth (in Millions $USD) $0 $20 $40 $60 $80 $100 $120 $140 $160 2004 2005 2006 2007 *Excluding real estate earnings and gains in asset sales 21 24 27 29 Margin CAGR 30%

Hotel Revenue (in Millions $USD) $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 $500 2003 2004 2005 2006 2007 Rooms Revenue Total Revenue

Orient-Express Brands

List of Awards

DISTINGUISHED RESTAURANTS OF NORTH AMERICA
DiRoNA

SHERWOOD'S LANDING
Restaurant DiRoNa rated from 2001 to 2007

ZAGAT
Eat, Drink, Stay, Play

LAPA PALACE, Portugal: Service 2007, TOP 25 hotels of the world

HOTEL CIPRIANI RESTAURANT, Italy: 2007 highest ranking by the guide readers

WORLD TRAVEL AWARDS

EAGLE ISLAND, Botswana's Leading Safari
The 14 th World Travel Awards 2007

AAA CAA Four Diamond Award

2008 List:
CHARLESTON GRILL RESTAURANT

PALMETTO CAFÉ'

T+L 500 2008

The very Best Hotels in the World 2008:

VILLA SAN MICHELE, Italy

MACHU PICCHU SANCTUARY LODGE, Peru'

Andrew Harper

HOTEL MONASTERIO, Peru': "Hideaway of The Year" in Latin America 2006

CL
CELEBRATED LIVING

"Platinum List" 2007 :

COPACABANA PALACE, Brazil: TOP 10 South American Hotels

HOTEL CIPRIANI, Italy: TOP 10 European Hotels

HOTEL RITZ MADRID, Spain: TOP 10 International Business Hotels

HOTEL SPELNDIDO, Italy: Editors' Choice - Best Hotel in Europe

Condé Nast Traveller
CNTRAVELLER.COM

Jan 2008 *US* "Gold List" :

CASA DE SIERRA NEVADA , Mexico

CHARLESTON PALACE, USA

COPACABANA PALACE, Brazil

THE INN AT PERRY CABIN, USA

Wine Spectator
GRAND AWARD
2007

'21' CLUB, NY

2007